                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant   /X/

    Filed by a Party other than the Registrant   / /

    Check the appropriate box:


    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement



                       PRUDENTIAL REAL ESTATE SECURITIES FUND
--------------------------------------------------------------------------------
                     (Name of Registrant As Specified In Its Charter)

      -------------------------------------------------------------------
   (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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
                     PRUDENTIAL REAL ESTATE SECURITIES FUND
                              -------------------

                              GATEWAY CENTER THREE
                              100 MULBERRY STREET
                         NEWARK, NEW JERSEY 07102-4077
                              -------------------


                                FEBRUARY 8, 2002

                              -------------------

TO THE SHAREHOLDERS:


    On November 29, 2001, at a regular meeting of the Board of Trustees of Prudential Real Estate Securities Fund, the Trustees approved a new subadvisory agreement for the Fund. The parties to the subadvisory agreement are Prudential Investments LLC, formerly Prudential Investments Fund Management LLC, the Fund's investment manager, and Wellington Management Company, LLP. This information statement informs you of the circumstances surrounding the Board's approval of the new subadvisory agreement and provides you with an overview of its terms. Prudential Investments LLC will continue as your Fund's investment manager. This information statement does not require any action by you. It is provided to inform you about the change in Subadviser.


                                             By order of the Board,

                                             JONATHAN D. SHAIN
                                               SECRETARY

                     PRUDENTIAL REAL ESTATE SECURITIES FUND
                                 (800) 225-1852
                              -------------------

                              GATEWAY CENTER THREE
                              100 MULBERRY STREET
                         NEWARK, NEW JERSEY 07102-4077
                              -------------------


                             INFORMATION STATEMENT
                                FEBRUARY 8, 2002

                              -------------------

    This information statement is being furnished to the shareholders of Prudential Real Estate Securities Fund (the Fund), in lieu of a proxy statement, pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (SEC). The exemptive order permits the Fund's manager to hire new subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

    The Fund is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware business trust. The Fund's trustees are referred to here as the "Board," "Board Members" or "Trustees." The Fund's principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.


    We are providing shareholders of the Fund as of November 29, 2001 with this information statement. This information statement relates to the approval by the Trustees of a new subadvisory agreement dated November 30, 2001 between Prudential Investments LLC (PI or the Manager) and Wellington Management Company, LLP (Wellington Management), with respect to the Fund (the Subadvisory Agreement), a copy of which is attached hereto as Exhibit A. Wellington Management replaces Prudential Investment Management, Inc. (formerly, The Prudential Investment Corporation), which had served as subadviser to the Fund since its inception in May, 1998. The subadvisory agreement between PI and Prudential Investment Management, Inc. terminated effective at the close of business on December 12, 2001, at which time Wellington Management assumed responsibility for managing the Fund's assets. The previous subadvisory agreement between PI and The Prudential Investment Corporation was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Trustees), on May 24, 2000.



    The Fund will pay for the costs associated with preparing and distributing this information statement to its respective shareholders. This information statement will be mailed on or about February 11, 2002.


THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE MANAGER

    Prudential Investments LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Fund's manager under a management agreement dated as of March 28, 2001. PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. As of September 30, 2001, PI served as the investment manager to all of the Prudential U.S. and open-end offshore investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $97.1 billion. Information concerning the Fund's current management arrangements can be found in Exhibit B. Information concerning officers of the Fund is set forth in Exhibit C.

SHAREHOLDER REPORTS

    The Fund's most recent annual report for the fiscal year ended March 31, 2001 has been sent to its shareholders. The Fund's most recent annual and semi-annual reports may be obtained without charge by writing the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

SHAREHOLDINGS

    The table below sets forth the Fund's net asset value and number of outstanding shares as of January 25, 2002:


                                                        NET ASSET VALUE   SHARES OUTSTANDING
                                                        ---------------   ------------------
Class A...............................................    $10,645,742          1,154,438
Class B...............................................    $26,944,586          2,912,821
Class C...............................................    $ 4,003,601            433,987
Class Z...............................................    $   950,894            108,067



    As of January 25, 2002, the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of the Fund are listed below.



               NAME                           ADDRESS              CLASS     SHARES/% OF CLASS
----------------------------------  ---------------------------   --------   -----------------
Solfam, L.P.                        5 Mad Anthony Ln                 A           60,862/5.3%
Attn: Philip Solomans, Sr.          Savannah GA 31411-1710

Salomon Smith Barney                333 West 34th Street             C           24,386/5.6%
00110141631                         3rd Floor
                                    New York, NY 10001

Firehouse Island Enterprise         C/O Gunnar M Ildhuso Jr          Z            6,006/5.8%
A Partnership                       21722 Chinook Rd
                                    Woodway WA 98020-4115

Vern G Wolcott, Marva R             2586 E 1700 S                    Z            5,334/5.2%
Wolcott CO-TTEES, Vern G Wolcott    Salt Lake Cty UT 84108-2704
Fam Intervivos Rev Tr
UA DTD 01/09/89

Mr Joseph Hamlet McCall             3511 Kessler Blvd                Z            5,872/5.7%
Mrs Marilyn Ruth McCall CO-TTEES    Wichita Falls TX 76309-3703
UW Mrs Jodelle Gaines McCall



    To the knowledge of management, the executive officers and Board Members of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund as of January 25, 2002.

                           NEW SUBADVISORY AGREEMENT


    On November 29, 2001, a majority of the Trustees, including a majority of the Independent Trustees, unanimously approved the Subadvisory Agreement and the selection by PI of Wellington Management to replace Prudential Investment Management, Inc. as subadviser to the Fund. At that time, the Trustees also unanimously approved termination of the previous subadvisory agreement between PI and Prudential Investment Management, Inc. for the reasons set forth below.



    The Trustees terminated Prudential Investment Management, Inc. as the subadviser to the Fund after Prudential Investment Management, Inc. advised PI that as of the end of 2001 it would no longer provide investment advisory services with respect to real estate equity securities. The decision by Prudential Investment Management, Inc. to exit the real estate equity securities market necessitated the selection of a new subadviser for the Fund. PI recommended Wellington Management to the Trustees as a replacement for Prudential Investment Management, Inc. See "Board Consideration of Subadvisory Agreement" below.



    The Subadvisory Agreement contains terms and conditions similar to those of the subadvisory agreement with Prudential Investment Management, Inc. except as more fully described below under "Board Consideration of Subadvisory Agreement." See also "Terms of Subadvisory Agreement" below for a description of the new agreement. Wellington Management renders investment advice to the Fund in accordance with the investment objective and policies of the Fund and also makes investment decisions to purchase and sell securities on behalf of the Fund, subject to the supervision of PI.


    Section 15 of the Investment Company Act requires that a majority of the Fund's outstanding voting securities approve its subadvisory agreement. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC's order, which is subject to a number of conditions, PI may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

    On March 28, 2001, shareholders of the Fund authorized the manager to enter into new subadvisory agreements without shareholder approval and on November 29, 2000, the staff of the Division of Investment Management of the SEC confirmed that the Fund may rely on the 1996 order. Thus, execution and implementation of the Subadvisory Agreement did not require shareholder consent.

BOARD CONSIDERATION OF SUBADVISORY AGREEMENT


    At a regular meeting of the Board at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered and unanimously approved the Subadvisory Agreement on November 29, 2001. In considering the approval of the Subadvisory Agreement, the Trustees, including those Trustees who are not interested persons of the Fund, PI or Wellington Management (the Independent Trustees), considered whether the approval of the Subadvisory Agreement was in the best interests of the Fund. At the meeting, the Trustees reviewed materials furnished by PI and Wellington Management and met with representatives of Wellington Management. PI explained to the Trustees the research, review and selection process that it employed to identify potential candidates to replace the current subadviser, which included the submission of requests for proposals from candidates and on-site visits by PI to those candidates under serious consideration. PI explained the reasons why it selected Wellington Management and why it recommended that the Trustees approve Wellington Management as the Fund's new subadviser.



    The Trustees considered a number of factors in approving Wellington Management, including Wellington Management's history and background in managing real estate securities portfolios for other clients, Wellington Management's investment philosophy, long-term performance record, and the experience and background of the Wellington Management personnel who would be responsible for managing the Fund's assets. The Trustees also considered Wellington Management's generally superior performance relative to its peers, as well as its facilities and compliance procedures. The Trustees also considered the nature, quality and extent of services expected to be provided to the Fund by Wellington Management as well as the reputation of Wellington Management in the asset management industry.



    The Trustees considered Wellington Management's demonstrated ability to consistently add value relative to the Fund's benchmark, as reflected by the fact that Wellington Management has consistently outperformed the Lipper Real Estate Funds Average over the one-year, three-year and five-year periods ended September 30, 2001. The Trustees also considered the size and structure of Wellington Management, as well as the amount of assets that Wellington Management currently manages.



    The Trustees discussed and reviewed the terms of the Subadvisory Agreement. With the exception of revisions to the fee schedule, the material terms of the Subadvisory Agreement are substantially the same as those in the prior subadvisory agreement in effect with Prudential Investment Management, Inc. Under the prior subadvisory agreement in effect between PI and Prudential Investment Management, Inc., the subadvisory fee was payable at the rate of 0.375% of the Fund's average daily net assets. Under the new subadvisory agreement between PI and Wellington Management, the subadvisory fee is payable at the rate of 0.40% of the Fund's average daily net assets up to and including $50 million, and 0.35% of the Fund's average daily net assets over $50 million.



    During the Fund's most recently completed fiscal year ended March 31, 2001, Prudential Investment Management, Inc. received an aggregate of $200,587 from PI for services rendered to the Fund.



    The aggregate amount of investment management fees paid by PI had the new investment advisory agreement been in place during the Fund's most recently completed fiscal year would have been $212,214. The difference between this amount and the amount paid during the fiscal year as a percentage of the amount paid during the year is 5.8%. However, because PI and not the Fund pays Wellington Management its fee, the Fund will not experience an increase in its expenses as a result of the new agreement.



    Based upon their review, the Trustees concluded that the Subadvisory Agreement was in the best interests of the Fund and the shareholders of the Fund, and that the fee payable to Wellington Management on the Fund's average daily net assets over $50 million was lower than the fee formerly earned by Prudential Investment Management, Inc. for managing the same amount of Fund assets. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Agreement.



INFORMATION CONCERNING WELLINGTON MANAGEMENT



    The Fund's new subadviser is Wellington Management Company, LLP (Wellington Management). Wellington Management's address is 75 State Street, Boston Massachusetts 02109. Wellington Management is an employee-owned partnership whose sole business is investment management. Wellington Management is owned by 76 partners, all of whom are active employees of the firm. Wellington Management specializes in the management of securities portfolios for mutual funds, variable annuities, corporate and public retirement plans, insurance entities, endowments and investment partnerships around the world. As of December 31, 2001, Wellington Management served as investment adviser to more than 700 institutional clients and over 200 mutual fund portfolios covering a wide range of investment styles, with total assets under management of approximately
$311 billion.



    Exhibit D lists the managing partners of Wellington Management and the individual with significant management responsibility for the Fund.


TERMS OF SUBADVISORY AGREEMENT

    The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

    Under the Subadvisory Agreement, Wellington Management is compensated by PI (and not the Fund) at an annual rate of 0.40% of the Fund's average daily net assets managed by Wellington Management up to and including $50 million, and at an annual rate of 0.35% of the Fund's average daily net assets over $50 million. The Subadvisory Agreement provides that, subject to PI's and the Board of Trustees' supervision, Wellington Management is responsible for managing the investment operations of the Fund and for making investment decisions and placing orders to purchase and sell securities for the Fund, all in accordance with the investment objective and policies of the Fund as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Wellington Management also provides PI with all books and records relating to the transactions it executes and renders to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.



    DURATION AND TERMINATION. The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Fund, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Fund's management agreement with PI, and (3) the Subadvisory Agreement may be terminated at any time by Wellington Management or PI on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.



    LIABILITY. The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Wellington Management will not be liable for any act or omission in connection with its activities as subadviser to the Fund.


SHAREHOLDER PROPOSALS

    As a Delaware business trust, the Fund is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Fund's Trust Instrument. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund must be received by the Fund a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Fund's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


                                             JONATHAN D. SHAIN
                                               SECRETARY



Dated: February 8, 2002

                                                                       EXHIBIT A

                           SUBADVISORY AGREEMENT WITH
                       WELLINGTON MANAGEMENT COMPANY LLP
                     PRUDENTIAL REAL ESTATE SECURITIES FUND

                             SUBADVISORY AGREEMENT

    Agreement made as of this 30th day of November 2001 between Prudential Investments LLC (PI or the Manager) and Wellington Management Company, LLP (the Subadviser or Wellington).

    WHEREAS, the Manager has entered into a Management Agreement, dated
March 28, 2001 (the Management Agreement), with Prudential Real Estate Securities Fund (the Fund), a Delaware business trust and a nondiversified, open-end management investment company registered under the Investment Company Act of 1940 (the 1940 Act), pursuant to which PI acts as Manager of the Fund; and

    WHEREAS, PI desires to retain the Subadviser to provide investment advisory services to the Fund and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

    NOW, THEREFORE, the Parties agree as follows:

        1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Fund, the Subadviser shall manage such portion of the investment operations of the Fund as the Manager shall direct and shall manage the composition of the Fund's portfolio(s), including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

               (i) The Subadviser shall provide supervision of such portion of the Fund's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

               (ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Declaration of Trust, By-Laws and Prospectus of the Fund and with the instructions and directions of the Manager and of the Board of Trustees of the Fund, cooperate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986 and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission arising from the Subadviser's role as subadviser to the Fund.

               (iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated, or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. It is understood that Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Fund with such brokers or futures commission merchants, subject to review by the Fund's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

               On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

               (iv) The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities.

               (v) The Subadviser shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages, and shall provide the Manager with such information upon request of the Manager.

               (vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Fund's Board as to whether the contract with the Subadviser should be renewed, modified, or terminated and
           (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

           (b) Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of its partners, officers or employees.

           (c) The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a)(iv) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

           (d) The Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 and other applicable state and federal regulations.

           (e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

        2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement.

        3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets managed by the Subadviser as described in the attached Schedule A.

        4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

        5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

        6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's partners, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

        7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

        8. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

        9.  This Agreement shall be governed by the laws of the State of New
    York.

    IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          PRUDENTIAL INVESTMENTS LLC

                                          By: /s/  ROBERT F. GUNIA

                                             -----------------------------------
                                             Robert F. Gunia
                                             Executive Vice President

                                          WELLINGTON MANAGEMENT COMPANY, LLP

                                          By: /s/  DUNCAN M. MCFARLAND

                                             -----------------------------------
                                            Chairman and Chief Executive Officer

                                   SCHEDULE A

Prudential Real Estate Securities Fund

On average daily net assets up to and including
  $50 million.....................................  0.40%
On average daily net assets over $50 million......  0.35%

                                                                       EXHIBIT B


                             MANAGEMENT OF THE FUND


THE MANAGER

    Prudential Investments LLC (PI or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Fund's Manager under a management agreement (the Management Agreement) dated as of March 28, 2001, and renewed thereafter as required by the Investment Company Act.

    The Management Agreement was last approved by the Trustees of the Fund, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on May 24, 2001. The Management Agreement was approved by the Fund's shareholders on March 28, 2001.

TERMS OF THE MANAGEMENT AGREEMENT

    Pursuant to the Management Agreement for the Fund, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Fund, manages both the investment operations of the Fund, and the composition of the Fund's portfolios, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Fund and each portfolio thereof. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

    The Manager reviews the performance of all subadvisers, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, PI is obligated to keep certain books and records of the Fund. PI also administers the Fund's business affairs and, in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by State Street Bank and Trust Company, the Fund's custodian and Prudential Mutual Fund Services LLC (PMFS), the Fund's transfer and dividend disbursing agent. The management services of PI for the Fund are not exclusive under the terms of the Management Agreements and PI is free to, and does, render management services to others.

    PI has authorized any of its directors, officers and employees who have been elected as Trustees or officers of the Fund to serve in the capacities in which they have been elected. All services furnished by PI under the Management Agreement may be furnished by any such directors, officers or employees of PI.

    In connection with its management of the business affairs of the Fund, PI bears the following expenses:

        (a) the salaries and expenses of all of its and the Fund's personnel, except the fees and expenses of Trustees who are not affiliated persons of PI or the Fund's subadviser;

        (b) all expenses incurred by PI or by the Fund in connection with managing the ordinary course of the Fund's business, other than those assumed by the Fund, as described below; and

        (c) the fees payable to the subadviser pursuant to the subadvisory agreement between PI and the subadviser.

    For its services, PI is compensated by the Fund at the rate of 0.75% of the Fund's average daily net assets.

    Under the terms of the Management Agreement, the Fund is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Fund's subadviser, (c) the fees and certain expenses of the Fund's custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Fund and of pricing Fund shares, (d) the charges and expenses of the Fund's legal counsel and independent accountants,
(e) brokerage commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions, (f) all taxes and corporate fees payable by the Fund to governmental agencies, (g) the fees of any trade associations of which the Fund may be a member, (h) the cost of share certificates representing shares of the Fund, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the SEC and qualifying the Fund's shares under state securities laws, including the preparation and printing of the Fund's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and
(l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

    The Management Agreement provides that PI will not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Fund, by vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act) or by the Manager, upon not more than 60 days' nor less than 30 days' written notice to the Fund.

INFORMATION ABOUT PI

    PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is Prudential Plaza, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

    PI acts as manager for the following investment companies, in addition to the Fund:

    Cash Accumulation Trust, COMMAND Money Fund, COMMAND Government Fund, COMMAND Tax-Free Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Prudential California Municipal Fund, Prudential Equity Fund, Inc., Prudential Europe Growth Fund, Inc., Prudential Gibraltar Fund, Inc., Prudential Global Total Return Fund, Inc., Prudential Government Income Fund, Inc., Prudential Government Securities Trust, Prudential High Yield Fund, Inc., Prudential High Yield Total Return Fund, Inc., Prudential Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., Prudential MoneyMart Assets, Inc., Prudential Municipal Bond Fund, Prudential Municipal Series Fund, Prudential National Municipals Fund, Inc., Prudential Natural Resources Fund, Inc., Prudential Pacific Growth Fund, Inc., Prudential Real Estate Securities Fund, Prudential Sector Funds, Inc., Prudential Short-Term Corporate Bond Fund, Inc., Prudential Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Prudential Tax-Managed Funds, Prudential Tax-Managed Small-Cap Fund, Inc., Prudential Total Return Bond Fund, Inc., Prudential 20/20 Focus Fund, Prudential U.S. Emerging Growth Fund, Inc., Prudential Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Prudential Series Fund, Inc., and The Target Portfolio Trust.

PI'S DIRECTORS AND OFFICERS

    The business and other connections of PI's directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.


NAME                                                  POSITION WITH PI                       PRINCIPAL OCCUPATIONS
----                                                  ----------------                       ---------------------
David R. Odenath, Jr....................  Officer in Charge, President, Chief       Officer in Charge, President, Chief
                                            Executive Officer and Chief Operating   Executive Officer and Chief Operating
                                            Officer                                   Officer, PI; Senior Vice President,
                                                                                      The Prudential Insurance Company of
                                                                                      America (Prudential)
Catherine Brauer........................  Executive Vice President                  Executive Vice President, PI
John L. Carter..........................  Executive Vice President                  Executive Vice President, PI
Robert F. Gunia.........................  Executive Vice President, Chief           Executive Vice President & Chief
                                            Administrative Officer and Treasurer    Administrative Officer, PI; Vice
                                                                                      President, Prudential; President,
                                                                                      Prudential Investment Management
                                                                                      Services LLC (PIMS)
William V. Healey.......................  Executive Vice President, Chief Legal     Executive Vice President, Chief Legal
                                            Officer and Secretary                   Officer and Secretary, PI; Vice
                                                                                      President and Associate General
                                                                                      Counsel, Prudential; Senior Vice
                                                                                      President, Chief Legal Officer and
                                                                                      Secretary, PIMS
Marc S. Levine..........................  Executive Vice President                  Executive Vice President, PI
Judy A. Rice............................  Executive Vice President                  Executive Vice President, PI
Ajay Sawhney............................  Executive Vice President                  Executive Vice President, PI
Lynn M. Waldvogel.......................  Executive Vice President                  Executive Vice President, PI


THE DISTRIBUTOR AND TRANSFER AGENT

    Prudential Investment Management Services LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the shares of the Fund under a distribution agreement with the Fund. PIMS is a subsidiary of Prudential. Pursuant to a distribution and service plan adopted under Rule 12b-1 under the Investment Company Act, the Fund bears the expense of distribution and service fees paid to PIMS with respect to the Class A, Class B and Class C shares of the Fund. For the fiscal year ended March 31, 2001, PIMS received distribution and service fees aggregating $399,108 ($40,678 for Class A, $307,472 for Class B and $50,958 for Class C).

    PIMS has advised the Fund that it received front-end sales charges of approximately $8,800 and $4,200 resulting from sales of Class A and Class C shares of the Fund, respectively, during the fiscal year ended March 31, 2001. From these fees, PIMS paid sales charges to affiliated broker-dealers, who in turn paid commissions to salespersons and incurred other distribution costs. PIMS has advised the Fund that for the fiscal year ended March 31, 2001, it received approximately $207,300 and $1,300 in contingent deferred sales charges imposed upon certain redemptions by Class B and Class C shareholders of the Fund, respectively.

    The Fund's transfer agent is Prudential Mutual Fund Services LLC (PMFS), 194 Wood Avenue South, Iselin, New Jersey 08830. PMFS received approximately $65,100 for its services in connection with the Fund during the fiscal year ended
March 31, 2001.

BROKERAGE

    During the fiscal year ended March 31, 2001, the Fund paid commissions to Prudential Securities Incorporated of approximately $13,000.

                                                                       EXHIBIT C

                              OFFICER INFORMATION

NAME (AGE)                                        OFFICE(S) WITH THE FUND                    PRINCIPAL OCCUPATIONS
----------                                        -----------------------                    ---------------------
David R. Odenath, Jr. (44)..............  President                                 President (since June 1999) of
                                                                                    Prudential Investments; Officer in
                                                                                      Charge, President, Chief Executive
                                                                                      Officer and Chief Operating Officer
                                                                                      (since June 1999) of PI; Senior Vice
                                                                                      President (since June 1999) of
                                                                                      Prudential; formerly Senior Vice
                                                                                      President (August 1993-May 1999) of
                                                                                      PaineWebber Group, Inc.
Robert F. Gunia (55)....................  Vice President                            Executive Vice President and Chief
                                                                                    Administrative Officer (since June 1999)
                                                                                      of Prudential Investments; Executive
                                                                                      Vice President and Treasurer (since
                                                                                      December 1996) of Prudential
                                                                                      Investments LLC (PI); President (since
                                                                                      April 1999) of Prudential Investment
                                                                                      Management Services LLC (PIMS);
                                                                                      Corporate Vice President (since
                                                                                      September 1997) of The Prudential
                                                                                      Insurance Company of America
                                                                                      (Prudential); formerly Senior Vice
                                                                                      President (March 1987-May 1999) of
                                                                                      Prudential Securities Incorporated
                                                                                      (Prudential Securities); formerly
                                                                                      Chief Administrative Officer (July
                                                                                      1989-September 1996), Director
                                                                                      (January 1989-September 1996) and
                                                                                      Executive Vice President, Treasurer
                                                                                      and Chief Financial Officer (June
                                                                                      1987-December 1996) of Prudential
                                                                                      Mutual Fund Management, Inc. (PMF);
                                                                                      Vice President and Director (since May
                                                                                      1989) of The Asia Pacific Fund, Inc.
Judy A. Rice (53).......................  Vice President                            Executive Vice President (since 1999) of
                                                                                    Prudential Investments; Executive Vice
                                                                                      President (since 1999) of PI; formerly
                                                                                      various positions to Senior Vice
                                                                                      President (1992-1999) of Prudential
                                                                                      Securities; and various positions to
                                                                                      Managing Director (1975-1992) of
                                                                                      Shearson Lehman Advisors; Governor of
                                                                                      the Money Management Institute; Member
                                                                                      of the Prudential Securities Operating
                                                                                      Council and the National Association
                                                                                      for Variable Annuities.
Grace C. Torres (42)....................  Treasurer and Principal Financial and     Senior Vice President (since January
                                            Accounting Officer                      2000) of PI; formerly First Vice
                                                                                      President (December 1996-January 2000)
                                                                                      of PI and First Vice President (March
                                                                                      1993-1999) of Prudential Securities.
Jonathan D. Shain (43)..................  Secretary                                 Vice President and Corporate Counsel
                                                                                    (since August 1998) of Prudential;
                                                                                      formerly Attorney with Fleet Bank,
                                                                                      N.A. (January 1997-July 1998) and
                                                                                      Associate Counsel (August 1994-January
                                                                                      1997) of New York Life Insurance
                                                                                      Company.
William V. Healey (48)..................  Assistant Secretary                       Vice President and Associate General
                                                                                    Counsel (since 1998) of Prudential;
                                                                                      Executive Vice President, Secretary
                                                                                      and Chief Legal Officer (since
                                                                                      February 1999) of Prudential
                                                                                      Investments LLC; Senior Vice
                                                                                      President, Chief Legal Officer and
                                                                                      Secretary (since December 1998) of
                                                                                      Prudential Investment Management
                                                                                      Services LLC; Executive Vice
                                                                                      President, Chief Legal Officer and
                                                                                      Secretary (since February 1999) of
                                                                                      Prudential Mutual Fund Services LLC;
                                                                                      Director (since June 1999) of ICI
                                                                                      Mutual Insurance Company; prior to
                                                                                      August 1998, Associate General Counsel
                                                                                      of the Dreyfus Corporation (Dreyfus),
                                                                                      a subsidiary of Mellon Bank, N.A.
                                                                                      (Mellon Bank), and an officer and/or
                                                                                      director of various affiliates of
                                                                                      Mellon Bank and Dreyfus.

                                                                       EXHIBIT D

                             WELLINGTON MANAGEMENT


    The following table sets forth the names and principal occupation during the past five years of the managing partners of Wellington Management and the individual with significant management responsibility for the Fund. The address for each person listed below is 75 State Street, Boston, Massachusetts 02109.



NAME                                                             PRINCIPAL OCCUPATION(S)
----                                                             -----------------------
Laurie A. Gabriel*................................  Managing Partner of Wellington Management.
Duncan M. McFarland*..............................  Managing Partner of Wellington Management.
John R. Ryan*.....................................  Managing Partner of Wellington Management.
James P. Hoffman**................................  Vice President of Wellington Management.


---------


  * Ms. Gabriel and Messrs. McFarland and Ryan are Managing Partners of Wellington Management.
 **  Mr. Hoffmann is the portfolio manager for the Fund.



                                      D-1